As filed with the Securities and Exchange Commission on May 6, 2019

Post-Effective Amendment No. 1
Registration No. 333-161590

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
____________________________

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0572810 (I.R.S. Employer Identification No.)

150 N. Bartlett Street
Medford, Oregon 97501
(541) 776-6401

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________

Amended and Restated Lithia Motors, Inc. 2009 Employee Stock Purchase Plan
(formerly known as Lithia Motors, Inc. 2009 Employee Stock Purchase Plan)
(Full title of the plan)
______________________________

Steven J. Boender
Stoel Rives LLP
760 SW Ninth Avenue, Suite 3000
Portland, Oregon 97205
(503) 294-9292

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed by Lithia Motors, Inc., an Oregon corporation (the “Company”), to amend Registration Statement No. 333-161590 on Form S-8 (as amended, the “Registration Statement”), pursuant to which the Company registered 1,500,000 shares of its Class A Common Stock, no par value (the “Shares”), for sale under the Lithia Motors, Inc. 2009 Employee Stock Purchase Plan (the “Plan”). On February 22, 2019, subject to approval by the Company’s shareholders, the Company adopted an amendment and restatement of the Plan (the “Restatement”) extending the termination date of the Plan from December 31, 2019 to December 31, 2029 and increasing the number of shares of Class A Common Stock authorized for issuance under the Plan from 1,500,000 to 3,000,000, as well as additional changes that are clean-up in nature. The Company’s shareholders approved the Restatement on April 25, 2019. The Restatement is filed herewith as Exhibit 99.1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The Exhibit Index to the Registration Statement is amended to include Exhibits 24.1 and 99.1 filed herewith and listed on the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, the State of Oregon, on May 6, 2019.

LITHIA MOTORS, INC. (Registrant)

By:	/s/ Bryan B. DeBoer
Name: Bryan B. DeBoer
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on May 6, 2019.

Each of the undersigned constitutes and appoints Bryan B. DeBoer and Christopher S. Holzshu his or her true and lawful attorney and agent to do all things and to execute in his or her name all instruments that the attorney and agent may deem necessary or advisable to enable Lithia Motors, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 of the securities referenced in this Post-Effective Amendment No. 1, including specifically, but without limitation, power and authority to sign his or her name to any amendment hereto and to file such amendment with the Commission; and the undersigned ratifies and confirms all that his or her attorney and agent shall do or cause to be done by virtue of this authority.

Signature	Title
/s/ Bryan B. DeBoer	Director, President and Chief Executive Officer (Principal Executive Officer)
Bryan B. DeBoer
/s/ Tina Miller	Tina Miller Chief Accounting Officer and Interim Principal Financial Officer (Principal Accounting and Financial Officer)
Tina Miller
/s/ Sidney B. DeBoer	Chairman of the Board
Sidney B. DeBoer
/s/ Shauna F. McIntyre	Director
Shauna F. McIntyre
/s/ David J. Robino	Director
David J. Robino
/s/ Susan O. Cain	Director
Susan O. Cain
/s/ Kenneth E. Roberts	Director
Kenneth E. Roberts
/s/ Louis P. Miramontes	Director
Louis P. Miramontes

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
24.1+	Power of Attorney (included on signature page).

99.1*	Amended and Restated Lithia Motors, Inc. 2009 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed April 25, 2019).

+    Filed herewith.

*    Incorporated by reference